As filed with the Securities and Exchange Commission on August 9, 2016	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	33-0675505 (I.R.S. Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612

(Address of principal executive offices)

(949) 475-3600

(Registrant’s telephone number, including area code)

Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan, as amended

(Full Title of the plans)

Ronald M. Morrison	Copy to:
General Counsel	Katherine J. Blair, Esq.
19500 Jamboree Road	Manatt, Phelps & Phillips, LLP
Irvine, CA 92612	11355 West Olympic Boulevard
(949) 475-3600	Los Angeles, CA 90064
(Name, address and telephone number of agent	Telephone: (310) 312-4252
for service)	Facsimile: (310) 312-4224

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	872,500 shares	$16.84	(3)	$14,692,900.00	$1,479.58
Common Stock, $0.01 par value per share	27,500 shares	$15.25	(4)	$419,375.00	$42.23
Total	900,000 shares			$15,112,275.00	$1,521.81

(1) Includes certain preferred stock purchase rights associated with the shares of Common Stock pursuant to the Tax Benefits Preservation Rights Agreement, dated September 3, 2013, as amended.

(2) This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.

(3)  Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The price represents the weighted average exercise price per share for outstanding options.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The price represents the weighted average price per share for outstanding deferred stock units, which grants are charged as two shares against the number of shares of common stock available for the grant of awards under the 2010 Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an additional 900,000 shares of Impac Mortgage Holdings, Inc.’s (the “Registrant”) common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Registrant’s 2010 Omnibus Incentive Plan, as amended (the “Plan”). The additional shares of the Registrant’s Common Stock being registered hereunder represent the increase in the number of shares issuable under the Plan that was approved by the stockholders on July 19, 2016, July 21, 2015 and July 22, 2014 at the Registrant’s annual meetings of stockholders.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-169316) filed on September 10, 2010, which registered 450,000 shares for new awards, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. On November 30, 2012 and January 22, 2014, the Registrant filed Registration Statements on Form S-8 (Registration No. 333-185195 and 333-193489) to register an additional 250,000 shares and 300,000 shares under the Plan, which increases were approved by the stockholders on July 24, 2012 and July 23, 2013 at the Registrant’s annual meeting of stockholders, respectively. Such previously filed Registration Statements on Form S-8 are referred to herein as the “Original Registration Statements.” Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statements not expressly changed hereby shall be as set forth in the Original Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission, or SEC, (File No. 001-14100) are incorporated herein by reference:

•                  The Registrant’s Annual Report on Form 10-K and amendment on Form 10-K/A for the fiscal year ended December 31, 2015, filed on March 11, 2016 and April 22, 2016, respectively;

•                  The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, as filed on May 9, 2016, and for the quarter ended June 30, 2016, as filed on August 8, 2016;

•                  The Registrant’s Current Reports on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 7.01 thereof) filed on July 21, 2016, April 29, 2016, and January 28, 2016;

•                  The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on December 24, 2009 (File No. 001-14100); and

•                  The description of the Registrant’s preferred stock purchase rights contained in its registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on September 5, 2013 (File No. 001-14100).

The Registrant incorporates by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein) prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
5.1	Opinion of Manatt, Phelps & Phillips, LLP.

23.1	Consent of Squar Milner LLP.

23.2	Consent of Manatt, Phelps & Phillips, LLP. (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on July 21, 2016).

99.2	Form of Stock Option Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.6 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.3

Form of Restricted Stock Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.7 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.4	Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6 of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).

99.5

Form of Notice of Grant Under Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6(a) of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 9th day of August, 2016.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Joseph R. Tomkinson
Joseph R. Tomkinson
Chairman of the Board
and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Impac Mortgage Holdings, Inc., do hereby constitute and appoint William S. Ashmore and Todd R. Taylor, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/Joseph R. Tomkinson	Chairman of the Board, Chief Executive Officer	August 9, 2016
Joseph R. Tomkinson	and Director (Principal Executive Officer)

/s/ William S. Ashmore	President and Director	August 9, 2016
William S. Ashmore

/s/ Todd R. Taylor	Chief Financial Officer	August 9, 2016
Todd R. Taylor	(Principal Financial and Accounting Officer)

/s/ James Walsh	Director	August 9, 2016
James Walsh

/s/ Frank P. Filipps	Director	August 9, 2016
Frank P. Filipps

/s/ Stephan R. Peers	Director	August 9, 2016
Stephan R. Peers

/s/ Leigh J. Abrams	Director	August 9, 2016
Leigh J. Abrams

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Manatt, Phelps & Phillips, LLP.

23.1	Consent of Squar Milner LLP.

23.2	Consent of Manatt, Phelps & Phillips, LLP. (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on July 21, 2016).

99.2	Form of Stock Option Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.6 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.3

Form of Restricted Stock Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.7 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.4	Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6 of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).

99.5

Form of Notice of Grant Under Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6(a) of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).